SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2003

CNL HOSPITALITY PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5.     Other Events and Required FD Disclosure.

        Reference is made to the press release dated December 15, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Exhibits.

Exhibit No. 99.1 Press Release dated December 15, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 15, 2003	CNL HOSPITALITY PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 99.1. Press Release dated December 15, 2003.

Hospitality Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407)650-1000 (800)522-3863 www.cnlonline.com

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205

For Immediate Release December 15, 2003

CNL Hospitality Properties, Inc. Acquires Wyndham Montreal,
Re-flags Property as Hyatt Regency

ORLANDO, FL – CNL Hospitality Properties, Inc. (“CNL”) has announced it has acquired the 607-room Wyndham Montreal from a third-party owner, which has been converted to the Hyatt Regency Montreal. This acquisition adds the Canadian market to the CNL portfolio, which is the company’s first market outside the United States.

“CNL has been looking to expand its portfolio outside of the United States and we are pleased to do so with the acquisition of this exceptional property,” said Thomas J. Hutchison III, CEO of CNL Hospitality Properties, Inc. “We are also pleased to continue our relationship with Hyatt Hotels, adding a third quality Hyatt property to our portfolio.”

The newly-flagged Hyatt Regency Montreal is located in the heart of the city, adjacent to the Le Palais du Congres Convention Centre via an underground passage featuring 120 shops and restaurants. The four star property underwent $25 million in renovations and received the Ulysses Award for the best hotel in Montreal. Amenities include 34,000 square-feet of meeting space, an indoor pool, gym, gardens and Le Café Fleuri restaurant.

The hotel is owned by CNL and will be operated by Hyatt Hotels Corporation under a long-term management contract. Hyatt has planned extensive renovations to the property that will begin immediately and proceed over next year focusing on all areas of the hotel, including guest rooms, function space, food and beverage facilities and lobby. One of the most significant changes will be the inclusion of a Regency Club lounge on the 12th floor.

-More-

CNL Acquires Wyndham Montreal, 2

CNL Hospitality Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in the investment of quality hotels and resorts. Through partnering with several top-tier lodging companies, CNL Hospitality Properties, Inc. owns interests in a portfolio of 127 hotels with more than 27,000 rooms in 37 states and Quebec, Canada.

Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation’s largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have more than $9 billion in assets, representing more than 3,000 properties in 49 states. For additional information, please visit www.cnlonline.com/hospitality.

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